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                                   Exhibit 4.2

         INSTRUMENT OF RESIGNATION, APPOINTMENT AND ACCEPTANCE, (the "Instrument") dated as of June 4, 1996, among Hercules Incorporated, a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 1313 North Market Street, Wilmington, Delaware 19894 (the "Company"), Mellon Bank, N.A., a banking corporation duly organized and existing under the laws of the United States of America, having its principal corporate trust office at Two Mellon Bank Center, Room 325, Pittsburgh, PA 15259 (The "Successor Trustee"), and BankAmerica National Trust Company, a corporation duly organized and existing under the laws of the United States, having its principal corporate trust office at One World Trade Center, New York, New York 10048 (the "Resigning Trustee");

                                    RECITALS

         There are presently issued and outstanding $125,000,000 of the Company's 6 5/8% Notes due 2003 (the "Securities"), under an Indenture dated as of May 15, 1993 (the "Indenture"), between the Company and the Resigning Trustee.

         The Resigning Trustee has been requested and has agreed to resign as Trustee under the Indenture; the Company wishes to appoint the Successor Trustee to succeed the Resigning Trustee as Trustee under the Indenture; and the Successor Trustee wishes to accept appointment as Trustee under the Indenture.

         NOW THEREFORE, the Company, the Resigning Trustee and the Successor Trustee agree as follows:

                                   ARTICLE ONE
                              THE RESIGNING TRUSTEE

         Section 101. Pursuant to Section 610 of the Indenture, the Resigning Trustee hereby gives notice to the Company of its resignation as Trustee, Registrar, Paying Agent and all other appointments under the Indenture, effective as of the date hereof and the Company hereby waives any additional requirement as to notice under the Indenture.

         Section 102. The Resigning Trustee hereby represents and warrants to the Successor Trustee (without having conducted any investigation or inquiry) that as of the date hereof:

         (a) To the best knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, no "Event of Default" (as defined in the Indenture) and no event which, after notice or lapse of time or both, would become an event of default, has occurred and is continuing under the Indenture;
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         (b) No covenant or condition contained in the Indenture has been waived by the Resigning Trustee or, to the best knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, by the holders of the percentage in aggregate principal amount of the Securities required by the Indenture to effect any such waiver;

         (c) To the best knowledge of the Responsible Officers of the Resigning Trustee assigned to its Corporate Trust Department, there is no action, suit, or proceeding pending or threatened against the Resigning Trustee before any court or government authority arising out of any action or omission by the Resigning Trustee as Trustee under the Indenture to which the Trustee has been named as a party;

         (d) The Resigning Trustee has furnished, or as promptly as practicable will furnish, to the Successor Trustee originals of all documents relating to the trust created by the Indenture in its possession; and

         (e) The Resigning Trustee has furnished, or as promptly as practicable will furnish, to the Successor Trustee originals of all documents relating to the trust created by the Indenture in its possession and all recorded information in the possession of its Corporate Trust Department relating to the administration and status thereof, provided that the Resigning Trustee may retain copies thereof and provided further that the Successor Trustee will make available to the Resigning Trustee as promptly as practicable following the request of the Resigning Trustee any such original documents which the Resigning Trustee may need to defend against any action, suit, or proceeding instituted or threatened against the Resigning Trustee and Trustee under the Indenture or which the Resigning Trustee may need for any other proper purposes.

         Section 103. The Resigning Trustee hereby assigns, transfers, and delivers to the Successor Trustee as is and without recourse all right, title, and interest of the Resigning Trustee in and to the trusts under the Indenture and all the rights, powers, and trusts of the Trustee under the Indenture. The Resigning Trustee shall execute and deliver such further instruments as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts, and powers hereby assigned, transferred, and delivered to the Successor Trustee, all at the expense of the Company.

         Section 104. The ongoing duties of the Resigning Trustee relating to the representations and warranties contained in Sections 102(d) and 103 shall expire ninety (90) days after the date first set forth in the recitals.


                                   ARTICLE TWO
                                   THE COMPANY

         Section 201. Annex hereto marked as Exhibit B is a Certificate wherein the Secretary or Assistant Secretary of the Company attests to the execution of this Instrument by the Company thereby certifies that the Board of Directors or a duly
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authorized Committee thereof has approved of and authorized (and such approval and authorization is in full force and effect on the date hereof) certain officers of the Company; and (a) accept the Resigning Trustee's resignation as Trustee under the Indenture; (b) appoint the Successor Trustee as Trustee under the Indenture; and (c) execute and deliver such agreements and other instruments as may be necessary or desirable to effectuate the succession of the Successor Trustee as Trustee under the Indenture.

         Section 202. The Company hereby appoints the Successor Trustee as Trustee under the Indenture and confirms to the Successor Trustee all rights, powers, and trusts of the Trustee under the Indenture. The Company shall execute and deliver such further instruments and shall do such other things as the Successor Trustee may reasonably require so as to more fully and certainly vest and confirm in the Successor Trustee all the rights, trusts, and powers hereby assigned, transferred, delivered, and confirmed to the Successor Trustee.

         Section 203. Promptly after the execution and delivery of this Instrument, the Company shall cause a notice, the form of which are annexed hereto marked Exhibit 1, to be sent to each holder of the Securities in accordance with the provisions of the Indenture, with copies to the Resigning Trustee and the Successor Trustee.

         Section 204. The Company hereby represents and warrants to the Successor Trustee and the Resigning Trustee (without having conducted any investigation or inquiry) that:


         (a) It is a duly incorporated and existing corporation in good standing under the laws of the State of Delaware and has full power to execute and deliver this Instrument;

         (b) This Instrument has been duly and validly authorized, executed, and delivered by the Company and constitutes a legal, valid, and binding obligation of the Company.

         (c) The Securities have been duly registered under the Securities Act of 1933, as amended, and such registration has become effective; the Indenture complies with the Trust Indenture Act of 1939, as amended, and has been duly qualified thereunder and is a legal, valid, and binding obligation of the Company;

         (d) The Company has performed or fulfilled each covenant, agreement, and condition on its part to be performed or fulfilled under the Indenture;

         (e) The Company has no knowledge of the existence of any default, event of default, or any event which upon notice or passage of time or both would become an event of default under the Indenture;

         (f)      The Company has not appointed any paying agent other than
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                  the Trustee under the Indenture; and

         (g) The Company will continue to perform the obligations undertaken by it under the Indenture.


                                  ARTICLE THREE
                              THE SUCCESSOR TRUSTEE

         Section 301. The Successor Trustee hereby represents and warrants to the Resigning Trustee and to the Company that the Successor Trustee is qualified under the Indenture and under the provisions of Section 310 of the Trust Indenture Act of 1939, as amended, to act as Trustee under the Indenture.

         Section 302. The Successor Trustee hereby accepts its appointment as Trustee under the Indenture and shall hereby be vested with all the authority, rights, powers, trusts, immunities, duties, and obligations of the Trustee under the Indenture and shall undertake any transfers, assignments, deliveries, recordings, continuations, filings, and other steps necessary to effectuate its appointment and duties as Trustee, all as contemplated by Section 103 hereof.


                                  ARTICLE FOUR
                                  MISCELLANEOUS


         Section 401. Except as otherwise expressly provided or unless the context otherwise requires, all terms used herein which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         Section 402. (a) This Instrument and the resignations, appointments, and acceptances effected hereby shall be effective as of the close of business on the date first above written upon the execution and delivery hereof by each of the parties hereto.

                      (b) Simultaneously with the execution and delivery of this Instrument by each of the parties hereto, the Resigning Trustee and the Successor Trustee shall each deliver a copy of their respective Signature Resolutions and the Company shall deliver a copy of an Incumbency Certificate to each of the other parties hereto.

         Section 403. Notwithstanding the resignation of the Resigning Trustee effected hereby, the Company shall remain obligated under the Indenture to compensate, reimburse, and indemnify the Resigning Trustee in connection with its trusteeship and any agencies under the Indenture and any related financing documents.

         Section 404. This Instrument shall be governed by and construed in accordance with the laws of the State of New York.
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         Section 405. This Instrument may be executed in any number of counterparts each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

         Section 406. There shall be no third-party beneficiaries of this Instrument.


         IN WITNESS WHEREOF, the parties hereto have caused this Instrument of Resignation, Appointment, and Acceptance to be duly executed and their respective seals to be affixed hereunto and duly attested all as of the day and year first above written.


                                            HERCULES INCORPORATED

                                            By: /s/
                                                --------------------------------
                                                          Treasurer


                                            BANKAMERICA NATIONAL TRUST COMPANY

                                            By: /s/
                                                --------------------------------


                                            MELLON BANK, N.A.

                                            By: /s/
                                                --------------------------------

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                                    EXHIBIT 1


Notice of holder of
$125,000,000 6.625% Notes Due June 1, 2003, (the "Notes")
      (CUSIP#AM8)

Hercules Incorporated

         We hereby notify you of the resignation of BankAmerica National Trust Company, as Trustee under the Indenture dated as of May 15, 1993, pursuant to which your Notes were issued and are outstanding.

         Hercules Incorporated has appointed Mellon Bank, N.A. whose principal Corporate Trust Office is located at Two Mellon Bank Center, Room 325, Pittsburgh, PA 15259, as Successor Trustee under the Indenture, which appointment has been accepted and became effective as of May 1, 1996.

         Mellon Bank, N.A., with offices at Two Mellon Bank Center, Room 325, Pittsburgh, PA 15259, will become Paying Agent and Registrar and serve at the office or agency where the Notes may be presented for payment and for registration of transfer and exchange and where notices and demands with respect to the Indenture and of the Notes may be served.

                                            Hercules Incorporated
                                            BankAmerica National Trust Company
                                            Mellon Bank, N.A.

Dated.  March 25, 1996


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*This CUSIP number is included solely for the convenience of the holders. None of Hercules Incorporated, the Trustee, the Successor Trustee, the Paying Agent or the Registrar shall be responsible for the selection or use of this CUSIP number, nor is any representation made as to its correctness.